                                EXHIBIT 11

               Modine Manufacturing Company and Subsidiaries

             Statement Re:  Computation of Per Share Earnings

                                          For The Year Ended March 31

                                              1996          1995         1994
                                              ----          ----         ----
          Primary
          -------
Weighted Average Shares Outstanding       29,669,997    29,682,441    29,557,695
Net Shares Issuable, Assuming Exercise
   of Options Using the Average
   Market Price and Employing the
   Treasury Stock Method                     746,451       851,894       913,735
                                          ----------    ----------    -----------

Average Common Share and Common
   Share Equivalents                      30,416,448    30,534,335    30,471,430
                                          ==========    ==========    ==========

Net Earnings for the Period              $61,399,000   $68,442,000   $43,990,000
                                         ===========   ===========   ===========

Net Earnings per Share of Common
   Stock                                       $2.02         $2.24         $1.44
                                               =====         =====         =====

           Fully Diluted
           -------------

Weighted Average Shares Outstanding       29,669,997    29,682,441    29,557,695
Net Shares Issuable, Assuming Exercise
   of Options Using the Ending Market
   Price (unless antidilutive) and
   Employing the Treasury Stock Method       744,413       938,642       946,339
                                          ----------    ----------    ----------

Average Common Shares and Common
   Share Equivalents                      30,414,410    30,621,083    30,504,034
                                          ==========    ==========    ==========

Net Earnings for the Period              $61,399,000   $68,442,000   $43,990,000
                                          ==========    ==========    ==========

Net Earnings per Share of Common Stock         $2.02         $2.24         $1.44
                                               =====         =====         =====

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